UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2022

TEAM, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K of Team, Inc. (the “Company”) filed on March 18, 2022 (the “Original Filing”) to supplement Item 5.02 of the Original Filing. The Amendment does not otherwise amend or change any other disclosure contained in the Original Filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported by the Company in the Original Filing, effective March 21, 2022, Keith D. Tucker was appointed as Interim Chief Executive Officer of the Company.

Mr. Tucker, 52, joined the Company in 2005 and has 33 years of industry experience, including prior positions at Citgo Petroleum Corporation and BP Amoco supporting process, safety and inspection functions. Mr. Tucker began his career as an inspector and has served as President of the Company’s Inspection & Heat Treating group since January 18, 2021, after having served as the Company’s Executive Vice President – North Division since June 2018, Executive Vice President – Mid Continent Division from April 2016 to May 2018, and Vice President of the Great Lakes Region, Inspection & Heat Treating segment from January 2008 to March 2016.

In connection with his appointment as Interim Chief Executive Officer, the Company and Mr. Tucker entered into an offer letter, the material terms of which are as follows:

Base Salary:	$590,000. Following his tenure as Interim Chief Executive Officer, Mr. Tucker may become the permanent Chief Executive Officer, return to his prior role as President, or transition to a role of Chief Operating Officer or an equivalent role. In such non-Chief Executive Officer roles, his annual base salary shall be no less than $480,000.

Annual Bonus:	Target of 100% of base salary; maximum opportunity of 200% of base salary.

Annual Equity Award:	Long-term incentive opportunity of $650,000 that will vest on March 21, 2023, subject to applicable terms and conditions including Mr. Tucker’s continued employment with the Company, and consists of (i) a one-time restricted stock unit award with respect to 216,668 shares of the Company’s common stock, but which will only vest at 50% of the award in the event that Mr. Tucker no longer serves as the Company’s Interim or Permanent Chief Executive Officer, and (ii) a one-time cash-incentive award valued at $325,000.

Severance Benefits:	Mr. Tucker will be eligible to participate in the Company’s severance policy (which includes customary non-compete and release requirements), as in effect from time to time. Mr. Tucker has agreed that while serving as the Interim Chief Executive Officer, he will be eligible for benefits associated with the Chief Executive Officer position, but that a return to a President, Chief Operating Officer or similar position would not result in eligibility for Chief Executive Officer-level severance benefits.

Start date:	March 21, 2022.

The foregoing description of the offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2022.

There is no family relationship between Mr. Tucker and any director, executive officer, or person chosen by the Company to become a director or executive officer, nor are there any arrangements between any of Mr. Tucker and any other persons pursuant to which Mr. Tucker was selected to serve as an officer. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Tucker has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

The press release that included the announcement of Mr. Tucker’s appointment was issued on March 17, 2022 and was attached as Exhibit 99.1 to the Original Filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit number	Description

99.1*	Press Release, dated March 17, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished in the Original Filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ André C. Bouchard
André C. Bouchard
Executive Vice President, Chief Legal Officer and Secretary

Dated: March 25, 2022